Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated January 27, 2009)	Registration No. 333-156449

1,926,250 Shares of Common Stock
Warrants to Purchase 577,875 Shares of Common Stock

We are offering 1,926,250 shares of our common stock, $0.001 par value per share, and warrants to purchase 577,875 shares of our common stock (and the underlying shares of common stock issuable from time to time upon exercise of the warrants). The common stock and warrants will be sold in units, with each unit consisting of: (i) one share of our common stock and (ii) a warrant to purchase 0.30 shares of our common stock at an exercise price of $0.90 per share. The warrants are exercisable at any time after the six-month anniversary of their date of issuance and will expire on the fifth anniversary of their date of issuance. Each unit will be sold at a negotiated price of $0.80. Units will not be issued or certificated and will not trade on any exchange or be listed for quotation on any market. The shares of common stock and warrants are immediately separable and will be issued separately.

Our common stock is listed on The NASDAQ Capital Market under the symbol “NGBF”. The last reported sale price of our common stock on The NASDAQ Capital Market on December 10, 2009 was $0.85 per share. We do not intend that the warrants will trade on any exchange or be listed for quotation on any market.

Investing in our securities involves risks.  See the “Risk Factors” beginning on page S-5 of this prospectus supplement and incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, and in subsequent filings with the Securities and Exchange Commission, or SEC.

As of November 30, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $21,790,652, based on 29,597,532 shares of outstanding common stock, of which 10,812,487 shares are held by affiliates, and a price of $1.16 per share, which was the last reported sale price of our common stock as quoted on The NASDAQ Capital Market on October 21, 2009. As of the date hereof, we have offered securities with an aggregate market value of approximately $6,410,311, including the securities being offered hereunder and 3,275,333 shares of our common stock and warrants to purchase 655,066 shares of our common stock issued in July 2009, pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Jesup & Lamont Securities Corporation is acting as our placement agent in connection with this offering. The placement agent is not purchasing or selling any of these securities nor is it required to sell any minimum specific number or dollar amount of securities but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. In consideration for its services, we have agreed to pay the placement agent the aggregate fees set forth in the table below and to issue warrants to purchase up to an aggregate 175,289 shares of our common stock at an exercise price of $0.90 per share. The placement agent warrants are not covered by this prospectus supplement.

	Per Unit	Maximum Offering Amount
Public offering price of units	$0.80	$1,541,000
Placement agent fees	$0.06	$107,870
Proceeds, before expenses, to New Generation Biofuels Holdings, Inc.	$0.74	$1,433,130

Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We expect that delivery of the units being offered pursuant to this prospectus supplement will be made to purchasers on or about December 16, 2009.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jesup & Lamont Securities Corporation

Placement Agent

The date of this prospectus supplement is December 10, 2009

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (No. 333-156449) that we filed with the Securities and Exchange Commission, or the SEC. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus, including the documents incorporated by reference, provides general information about us, some of which, such as the section therein entitled “Plan of Distribution,” may not apply to this offering.  Generally, when we refer to this prospectus, we are referring to both parts of this document, this prospectus supplement and the accompanying prospectus, combined.

We urge you to carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date hereof.

You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        We are not making any representation to you regarding the legality of an investment in the common stock, warrants and underlying common stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

S-i

SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our financial statements, notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. See the “Risk Factors” section of this prospectus supplement on page S-6 and those in our Annual Report on Form 10-K for the year ended December 31, 2008, and in subsequent filings with the SEC, which are incorporated by reference herein for a discussion of the risks involved in investing in our securities.

New Generation Biofuels Holdings, Inc.

We are a renewable biofuels provider that is marketing a new class of “second generation” biofuels for use in diesel fuel applications, including power generation, commercial and industrial heating and marine transportation.

We produce our biofuels using a proprietary blending technology that we believe is simpler, cleaner, less expensive, and less energy intensive than the complex chemical reaction process used to produce traditional biodiesel. We believe that this technology gives us a competitive advantage by enabling us to produce biofuels that are cleaner and less expensive than our competitors. Our technology also gives us the flexibility to produce our biofuel from multiple feedstocks, which allows us to use non-edible raw materials in our production process, when desirable. We believe these fuel characteristics will enable us to customize our product to specific customer needs and react more quickly to changing trends in the biofuels market.

Our near-term business strategy involves the following:

•
Direct Sales.  We are seeking to develop a revenue stream from direct sales of our biofuel produced at our Baltimore production facility. Based on existing contracts with our customers, we are seeking to expand our facility over the next several months.

•
Technology Licensing.  As a second potential revenue stream, our business plan contemplates collecting royalties through sublicensing our proprietary technology where it is more efficient for manufacturers to produce our biofuel at their own plants rather than requiring production at our facilities. We are in the process of seeking initial technology licensing contracts.

•
Government Tax Credits.  We are also pursuing our eligibility and qualification for tax credits and other government incentives to strengthen the competitive position of our biofuel and to otherwise attempt to take advantage of the U.S. government’s encouragement of “green” technologies.

Our principal executive office is located at 5850 Waterloo Road, Suite 140, Columbia, Maryland 21045. Our telephone number is (410) 480-8084. Our website is www.newgenerationbiofuels.com. The information on our website or any other website is not incorporated by reference into this prospectus supplement or any accompanying prospectus.

Recent Developments

Significant developments regarding our company include the following:

▪	Completed 28 production runs at our Baltimore production facility through mid-November 2009.

▪	Produced and delivered 140,000 gallons of our biofuel to various customers.

▪	Blended our biofuel with #6 Diesel fuel to diversify our product applications and expand our potential markets.

▪	In November 2009, we received a letter from Nasdaq that confirms that we are back in compliance with their requirements for continued listing.

▪
In November 2009, we entered into a definitive sales contract to supplement the firm purchase order entered into in July 2009 to supply Fenix Energy USA, LLC with a minimum of 750,000 gallons of our biofuel per month for 12 months from our Baltimore production facility. We expect to begin deliveries to Fenix in the second quarter of 2010 after completing modifications to our Baltimore production facility and obtaining government permits to expand capacity.

▪
In October 2009, we signed a letter of intent with Ace Biofuels under which Ace Biofuels intends to license product formulations, manufacturing technology and know-how from us with the intent of constructing a biofuel manufacturing facility and marketing our biofuel in Puerto Rico, subject to completion of definitive agreements

▪
In September 2009, we signed a letter of intent with Eden Renewable Energy (“Eden”) under which Eden intends to i) license product formulations, manufacturing technology and know-how from us with the intent of constructing a biofuel manufacturing facility in Atlantic, Canada and ii) earn sales commission on direct sales of our products, subject to completion of definitive agreements.

▪	In August 2009, we moved our headquarters closer to our production facility which we expect to help streamline and reduce our operating costs.

▪
In July 2009, we entered into a sales contract with Chaney Enterprises L.P. which will initially provide renewable biofuel for their Infern-O-Therm hot water boilers that will replace the standard #2 fuel oil that they currently use. This is our initial contract in the concrete and aggregate market segment.

▪
In July 2009, we announced that Cleaver-Brooks, a manufacturer of industrial and commercial boilers, had successfully conducted a series of test burns of our biofuel in a Neosho Trompler, Inc. (“NTI”) Ultra Low NOx burner. The tests verified our biofuel as a compatible fuel source for Cleaver-Brooks boilers.

▪	In July 2009, David H. Goebel, Jr., our Vice President, Global Sourcing and Supply Chain, was promoted to the position of Chief Operating Officer.

The Offering

Common stock offered by us:	1,926,250 shares.

Common stock to be outstanding after this offering:	31,552,852 shares of common stock, or 32,130,727 shares of common stock if the warrants offered hereby are exercised in full.

Warrants offered by us:
Warrants to purchase up to 0.30 shares of common stock. The warrants have an exercise price of $0.90 per share, and will be exercisable at any time after the six-month anniversary of their date of issuance and will expire on the fifth anniversary of their date of issuance. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Use of proceeds:
We intend to use the net proceeds received from the sale of the securities for general corporate purposes, including working capital and capital expenditures such as the costs associated with the expansion of our production facility in Baltimore, Maryland. See “Use of Proceeds” on page S-9.

NASDAQ Global Capital Market Symbol:	NGBF

Risk Factors:	See “Risk Factors” beginning on page S-5 for a discussion of factors that you should read and consider carefully before investing in our securities.

The fully diluted number of shares of our common stock outstanding after this offering is based on 29,597,532 shares outstanding as of November 30, 2009, which excludes:

•	10,695,845 shares subject to outstanding options as of November 30, 2009, having a weighted average exercise price of $2.88 per share;

•	9,429,599 shares of our common stock issuable upon exercise of outstanding warrants as of November 30, 2009, having a weighted average exercise price of $2.06 per share;

•	959,160 shares of common stock available for future issuance under our Omnibus Incentive Plan;

•	566,786 shares of common stock issuable upon the conversion of outstanding Series A convertible preferred stock, at a conversion price of $4.00 per share (which convert automatically in May 2010);

•
1,853,352 shares of common stock issuable upon the conversion of outstanding Series B convertible preferred stock, at a conversion price of $3.00 per share (which convert automatically in March 2011); and

•	577,875 shares issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $0.90 per share.

The number of shares of our common stock outstanding after this offering on a fully diluted basis (giving effect to the conversion of outstanding preferred stock and exercise of vested options and warrants which are in the money) as of November 30, 2009 equaled 33,943,920.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risks described below and those in our Annual Report on Form 10-K for the year ended December 31, 2008, and in our subsequent filings with the SEC, which are incorporated by reference herein, and the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus. You also should refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement. See also the information contained under the heading “Special Note Regarding Forward-Looking Statements” immediately below.

This offering will only provide financing through February 2010, and we will need to raise additional capital to continue our business.

Based on our current estimates, we anticipate that our existing financial resources, including the expected net proceeds to us from this offering, will be adequate to permit us to continue to conduct our business through at least February 2010. As of September 30, 2009, we had approximately $1.3 million of available cash and approximately $1.4 million of accounts payable and accrued expenses. In addition, under the license agreement with the inventor of our proprietary technology, we are required to pay $1.0 million per year over the next five years, with the next $1.0 million due in installments in February and March 2010. If we are unable to raise additional capital, we will not be able to continue our business. We cannot ensure that additional funding will be available or, if it is available, that it can be obtained on terms and conditions we will deem acceptable. Additional funding derived from the sale of equity securities is likely to result in dilution to our existing shareholders, including investors in this offering. The opinion of our independent accountants with respect to our audited financial statements for the year ended December 31, 2008, includes an explanatory paragraph regarding the continuation of our company as a going concern.

If we do not meet Nasdaq requirements for continued listing, our common stock may be delisted which could negatively impact our stock’s liquidity.

Under Nasdaq listing rules, our common stock could be delisted from Nasdaq if we do not meet certain standards regarding our financial condition and operating results (including, among other factors, maintaining adequate shareholders’ equity, minimum $1.00 bid price and market capitalization), the distribution of our publicly held securities and compliance with Nasdaq listing agreements and SEC rules and regulations. For example, Nasdaq requires a minimum shareholders’ equity of $2.5 million or, alternatively, a market value of listed securities of at least $35 million. We received a communication from Nasdaq when we reported in August 2009 that our shareholders’ equity equaled $648,756 at June 30, 2009. At September 30, 2009, our shareholders’ equity barely exceeded the minimum requirement of $2.5 million, and we received confirmation from Nasdaq that we are back in compliance. As another example, Nasdaq reinstated the minimum bid requirement on August 3, 2009. Listed companies whose securities fall below this requirement for 30 consecutive business days can be subject to delisting.

In the future, however, due to factors such as losses from operations and the volatility of our stock price, we may not be able to meet the listing maintenance requirements of the Nasdaq Capital Market and Nasdaq listing requirements. If we are unable to satisfy the Nasdaq criteria for maintaining listing, our common stock may be subject to delisting. Trading, if any, of our securities would thereafter be conducted in the over-the-counter market, in the so-called “pink sheets” or on the OTC Bulletin Board. As a consequence of any such delisting, our shareholders would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of, our common stock.

Because our financial guidance is based on a number of current assumptions that may change or differ from our forecasts, our actual financial results may not meet the expectations in our forecasted financial guidance, which could adversely affect our financial condition and results of operations and cause our stock price to decline.

Our financial guidance is based upon a number of assumptions, including cost structure, commodity pricing which varies continuously, customer sales contracts and sublicensing, among other factors.  Changes in these assumptions may significantly change our margins and our results of operations. As a result, our actual results could differ materially from our announced guidance regarding future operating or financial results or may fail to meet the expectations of securities analysts or investors, which could adversely affect our financial condition and results of operations and cause our stock price to decline.

As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as a result, our stock price could decline.

The offering price is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, based on our capitalization as of December 10, 2009, investors purchasing common stock in this offering will incur immediate dilution of $(0.87) per share of common stock purchased, based on the offering price of $0.80 per share, without giving effect to the potential exercise of the warrants offered by this prospectus supplement. In addition to this offering, subject to market conditions and other factors, it is likely that we will pursue additional financings in the future, as we continue to build our business. In future years, we will likely need to raise significant additional capital to finance our operations and the development, manufacture and marketing of other products under development and new product opportunities. Accordingly, we may conduct substantial future offerings of equity or debt securities. The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions, will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

The warrants being issued as part of this offering are not immediately exercisable.

The warrants comprising part of the units being sold in this offering will not be exercisable until after six months from the date of issuance and will expire five years from date of issuance. In the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “intends,” “may,” “opportunity,” “plans,” “potential,” “predicts,” “projects” or “will,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. We caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, that can change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include:

•	our lack of operating history;

•	our dependence on additional financing to continue as a going concern;

•	our inability to generate revenues or profits from sales of our biofuel and to establish commercial scale production facilities;

•	the disproportionally higher cost of production relative to units sold;

•	our ability to fully realize the value of our technology license agreement, which is our principal asset;

•
our inability to enter into acceptable sublicensing agreements with respect to our technology or the inability of any sublicensee to successfully manufacture, market or sell biofuel utilizing our licensed technology;

•	market acceptance of our biofuel;

•	our inability to compete effectively in the renewable fuels market;

•	governmental regulation and oversight, including our ability to qualify our biofuel for certain tax credits and renewable portfolio standards;

•	our ability to protect our technology through intellectual property rights;

•	unexpected costs and operating deficits;

•	adverse results of any material legal proceedings; and

•	other specific risks set forth or incorporated by reference under the heading “Risk Factors” of this prospectus supplement.

Further information on the factors and risks that could affect our business, financial condition and results of operations, are set forth in this prospectus supplement under “Risk Factors” and in our filings with the SEC, which are available at www.sec.gov. All forward-looking statements are based on information available at the time the statement was made. We undertake no obligation to update any forward-looking statements or other information contained in this report as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting placement agent fees and our estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $1,304,000.

We intend to use the net proceeds received from the sale of the securities for general corporate purposes, including working capital and capital expenditures such as the costs associated with the expansion of our production facility in Baltimore, Maryland. We cannot estimate precisely the allocation of the net proceeds from this offering. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering.

DILUTION

Our net tangible book value as of September 30, 2009 was approximately $(3,456,938), or approximately $(0.12) per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of our total tangible assets less total liabilities, by the number of shares of our common stock outstanding on November 30, 2009.

Dilution in net tangible book value per share represents the difference between the amount per share of common stock paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. Without taking into account any other changes in the net tangible book value after September 30, 2009, other than to give effect to our receipt of the estimated proceeds from the sale of 1,926,250 shares of common stock, at an offering price of $0.80 per share, less the placement agent’s fees and our estimated offering expenses, our net tangible book value as of September 30, 2009, after giving effect to the items above, would have been approximately $(2,152,808), or approximately $(0.07) per share of common stock. This represents an immediate increase of $0.05 in net tangible book value per share to our existing shareholders and an immediate dilution of $(0.87) per share to purchasers of units in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per unit		$0.80
Net tangible book value as of September 30, 2009 per share as of November 30, 2009	$(0.12)
Increase per share attributable to the offering	$0.05
Adjusted net tangible book value as of September 30, 2009 per share as of November 30, 2009 after giving effect to this offering		$(0.07)
Dilution per share to new investors		$(0.87)

           The foregoing table is based on 29,597,532 shares of common stock outstanding as of November 30, 2009, which does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the offering price.

In addition, the calculations in the foregoing table do not take into account any of the following:

•	10,695,845 shares subject to outstanding options as of November 30, 2009, having a weighted average exercise price of $2.88 per share;

•	9,429,599 shares of our common stock issuable upon exercise of outstanding warrants as of November 30, 2009, having a weighted average exercise price of $2.06 per share;

•	959,160 shares of common stock available for future issuance under our Omnibus Incentive Plan;

•	566,786 shares of common stock issuable upon the conversion of outstanding Series A convertible preferred stock, at a conversion price of $4.00 per share (which convert automatically in May 2010);

•
1,853,352 shares of common stock issuable upon the conversion of outstanding Series B convertible preferred stock, at a conversion price of $3.00 per share (which convert automatically in March 2011); and

•	577,875 shares issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $0.90 per share.

 To the extent that any options or warrants are exercised, restricted stock units are settled, new options or other equity awards are issued under our Omnibus Incentive Plan, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

DESCRIPTION OF SECURITIES

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement are summarized below. The form of warrant will be provided to each purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities – Common Stock” starting on page 5 of the accompanying prospectus.

Warrants

                Each purchaser of units will receive, for each unit purchased, one share of our common stock and one warrant representing the right to purchase 0.30 shares of our common stock at an exercise price of $0.90 per share. The warrants will be exercisable at the option of the holder at any time after the date that is six months from the date of issuance, which will be the closing date of this offering, through and including the date that is the fifth anniversary of the initial exercise date.

Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the termination date by delivering a notice of exercise, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised. Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise and payment of the aggregate exercise price, subject to surrender of the warrant.

In the event that the registration statement relating to the warrant shares is not effective and another exemption from registration is not available, a holder of warrants will have the right, in its sole discretion, to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.

The exercisability of the warrants may be limited in certain circumstances if, upon exercise, the holder (together with the holder’s affiliates and any other persons or entities acting together with the holder as a group) would hold more than 4.99% of our total common stock issued and outstanding. The holder of the warrant has the ability, upon providing us not less than 61 days’ prior written notice, to increase or decrease the foregoing percentage, provided that the percentage cannot at any time exceed 4.99%.

The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price and number of warrants held by a purchaser (or such purchaser’s direct or indirect transferee) are subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock.

If, at any time the warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation or merger or other transaction.

The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly authorized, validly issued, fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

Amendments and waivers of the terms of the warrants require the written consent of the holders of warrants representing at least a majority of the shares issuable upon the then outstanding warrants, except that no such action may increase the exercise price of a warrant or decrease the number of shares or class of stock obtainable upon exercise of a warrant without the written consent of the holder. No amendment will be effective unless it applies to all of the warrants then outstanding.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A SHAREHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

PLAN OF DISTRIBUTION

We have entered into a placement agent agreement, dated December 10, 2009, with Jesup & Lamont Securities Corporation (“Jesup & Lamont”), the placement agent for this offering. The placement agent agreement is included as an exhibit to our Current Report on Form 8-K that we have filed with the Securities and Exchange Commission in connection with this offering.

Subject to the terms and conditions set forth in the placement agent agreement, Jesup & Lamont has agreed to act as our placement agent in connection with this offering. The placement agent is not purchasing or selling any securities being offered by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of the units, but has agreed to use its reasonable best efforts to arrange for the sale of all of the units in this offering.

There is no requirement that any minimum number of units or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered.

Our agreement with the placement agent provides that the obligations of the placement agents and the investors are subject to certain conditions precedent, including the receipt of customary legal opinions, letters from our independent auditors, and certificates. The placement agent agreement also contains customary representations and warranties which are incorporated into the subscription agreement investors are required to sign to subscribe for units in this offering. Copies of the form of subscription agreement (and form of warrant attached thereto) and the placement agent agreement are being or have been circulated with this Prospectus Supplement, and are incorporated herein by reference. Final forms of the form of subscription agreement, form of warrant and placement agent agreement will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

We currently anticipate that the closing of this offering will take place on or about December 16, 2009. On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	the placement agent will receive the placement agent fees and compensation warrants to purchase shares of our common stock in accordance with the terms of the engagement letter agreement; and

•	we will deliver the units to the investors.

We have agreed to pay the placement agent an aggregate fee equal to seven percent (7%) of the gross proceeds of the sale of the units in this offering. We have also agreed to grant compensation warrants to the placement agent to purchase that number of our shares of common stock equal to seven percent (7%) (or such lesser number as may be determined by FINRA) of the number of shares of common stock sold by us in this offering (on a fully diluted basis) at an exercise price of $0.90 per share. In compliance with the guidelines of FINRA, under no circumstances will the fee, commission or discount received by the placement agent or any other FINRA member or independent broker-dealer exceed 8.0% of the gross proceeds to us in this offering.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The compensation warrants will be substantially on the same terms as the warrants offered hereby, except that they will provide for perpetual “cashless exercise” and will also comply with FINRA Rule 5110(g)(1) in that for a period of six months after their date of issuance (which shall not be earlier than the closing date of this offering), neither the compensation warrants nor any shares issued upon exercise of the compensation warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person, except the transfer of any security:

•	by operation of law or by reason of reorganization of us;

•
to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	if the aggregate amount of our securities held by Jesup & Lamont or related persons do not exceed 1% of the securities being offered;

•
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

Jesup & Lamont, together with its affiliates, currently owns 1,266,396 shares of our common stock (including shares issuable upon the exercise of outstanding warrants) and 17,263 shares of our preferred stock, which together constitute less than 4% of the Company’s fully diluted shares of common stock.

The transfer agent for our common stock to be issued in this offering is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Hogan & Hartson LLP, Washington, D.C.  Richardson & Patel LLP, Los Angeles, California, has acted as counsel to the placement agent.

EXPERTS

           The consolidated financial statements as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years ended December 31, 2008 and 2007 and for the period from February 28, 2006 (inception) to December 31, 2008 incorporated in this Prospectus Supplement by reference from our Annual Report on Form 10-K for the years ended December 31, 2008 and 2007 have been audited by Imowitz Koenig & Co., LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.  We incorporate by reference each of the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009;

•
our Current Reports on Form 8-K filed on January 12, 2009, March 4, 2009, March 19, 2009, March 31, 2009, April 7, 2009, May 13, 2009, May 21, 2009, July 17, 2009, July 22, 2009, July 23, 2009, July 28, 2009, July 29, 2009, August 28, 2009, September 3, 2009, October 21, 2009, November 3, 2009 and November 20, 2009, except for portions of such reports which were deemed to be furnished and not filed;

•	all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before termination of this offering; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on April 14, 2008 and as amended on September 22, 2008.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of the registration statement of which this prospectus supplement and accompanying prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements.  Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of this prospectus supplement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.  We are not incorporating by reference any documents, or portions of documents that are not deemed “filed” with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers of securities, like us, that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet website. We also maintain a website at www.newgenerationbiofuels.com, which provides additional information about our company. The contents of our website or any other website, however, are not a part of this prospectus and is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

This prospectus supplement and accompanying prospectus is part of a registration statement that we filed with the SEC. The registration statement, including certain exhibits and schedules and the information incorporated by reference, contains more information than this prospectus supplement or accompanying prospectus regarding us and our securities. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

New Generation Biofuels Holdings, Inc.
Attn: Cary J. Claiborne
5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
(410) 480-8084
Website:  www.newgenerationbiofuels.com

PROSPECTUS

$10,000,000

NEW GENERATION BIOFUELS HOLDINGS, INC.

Preferred Stock
Common Stock
Warrants

We may offer and sell from time to time shares of our preferred stock, common stock, warrants to purchase shares of our common stock, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $10,000,000.  Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus.  The prospectus supplement also may add, update or change information contained in this prospectus.  This prospectus may not be used to offer and sell securities without a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the symbol “NGBF.” On January 14, 2009, the closing sale price of our common stock on the NASDAQ Capital Market was $1.00 per share.  None of our other securities are currently publicly traded.  As of January 14, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was $11,564,602, based on 20,280,614 shares of outstanding common stock, of which 11,564,602 shares were held by non-affiliates, and a per share price of $1.00 based on the closing sale price of our common stock on that date.  We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.

Investing in these securities involves a high degree of risk. Please carefully review the section entitled Risk Factors beginning on page 2 of this prospectus and in the applicable prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our Securities and Exchange Commission filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $10,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.  If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.  You should read carefully both this prospectus and the applicable prospectus supplement together with the documents we incorporate by reference into this prospectus as described below under the heading “Incorporation of Certain Information By Reference” before making an investment decision.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC public reference room as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

OUR COMPANY

We are a development stage renewable biofuels provider that is marketing a new class of “second generation” biofuels for use in power generation, commercial and industrial heating and marine transportation.  We produce our biofuels using a proprietary blending technology that we believe is simpler, cleaner, less expensive, and less energy intensive than the complex chemical reaction process used to produce traditional biodiesel.  We believe that this technology enables us to produce biofuels that cost less to produce, use less energy and generate significantly lower emissions than our competitors.  Our technology also gives us the flexibility to produce our biofuel from multiple feedstocks, which allows us to use non-edible raw materials in our production process, when desirable.  We believe that these factors will enable us to customize our product to specific customer requirements and react more quickly to trends in the biofuels market.  Our business model calls for establishing direct sales with customers from manufacturing plants that we may lease, purchase or build and sublicensing our technology to qualified licensees.

Our principal executive office is located at 1000 Primera Boulevard, Suite 3130 Lake Mary, Florida 32746.  Our telephone number is (321) 363-5100.  Our website is  www.newgenerationbiofuels.com .  The information on our website or any other website is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve numerous assumptions, risks and uncertainties, many of which are beyond our control.  Our actual results could differ materially from anticipated results.  Important factors that may cause actual results to differ from projections include without limitation:
•	our lack of operating history;

•	our dependence on additional financing to continue as a going concern;

•	our inability to generate revenues from sales of our biofuel and to establish production facilities;

•
our inability to enter into acceptable sublicensing agreements with respect to our technology or the inability of any sublicensee to successfully manufacture, market or sell biofuel utilizing our licensed technology;

•	our inability to compete effectively in the renewable fuels market;

•
governmental regulation and oversight, including whether or not we are able to obtain the governmental approvals necessary to allow our biofuel to be marketed as “biodiesel,” or as a new class of biofuel;

•	market acceptance of our biofuel;

•	unexpected costs and operating deficits;

•	adverse results of any material legal proceedings; and

•	other specific risks set forth or incorporated by reference under the heading “Risk Factors” beginning on page 2 of this prospectus.

All statements that are not clearly historical in nature regarding our strategy, future operations, financial position, prospects, plans and management objectives are forward-looking statements. When used in this prospectus, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions generally are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements are based on information available at the time the statement was made. We undertake no obligation to update any forward-looking statements or other information contained in this report as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved.

References in this prospectus to “New Generation Biofuels Holdings, Inc.,” “we,” “us” and “our” are to New Generation Biofuels Holdings, Inc.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before making an investment decision, you should carefully consider the risk factors described in our SEC filings that are incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of our securities.  Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement.  If any of the risks actually occur, our business, results of operations and financial condition would likely suffer.  In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include working capital and/or capital expenditures.  We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF SECURITIES

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the securities that we may offer under this prospectus. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We also may include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We are currently authorized to issue 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of January 14, 2009, 20,280,614 shares of common stock, 26,400 shares of Series A Cumulative Convertible Preferred Stock and 70,851 shares of Series B Cumulative Convertible Preferred Stock were outstanding.  We will limit the number of shares of preferred stock, common stock or warrants that can be offered or sold under any prospectus supplement to the number of authorized but unissued shares not previously reserved for issuance.

The following summary description of our preferred and common stock is based on our articles of incorporation and our bylaws in effect as of the date of this prospectus and the applicable provisions of the Florida Business Corporation Act.  The terms of any series of preferred stock we offer pursuant to this prospectus will be set forth in an amendment to our articles of incorporation and summarized in the applicable prospectus supplement. For more information on how you can obtain copies of our articles of incorporation, any amendments and our bylaws, see “Where You Can Find More Information” beginning on page 10.

Preferred Stock

Our articles of incorporation provides that we may issue shares of preferred stock from time to time in one or more series. Our board of directors is authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series.  The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions of any unissued series of preferred stock to fix the number of shares constituting such series and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.  Any series of preferred stock could have rights which would adversely affect the rights of a holder of common stock.  The shares of any series of preferred stock need not be identical to any other class or series.

In the event that we offer preferred stock, you should refer to the applicable prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including some or all of the following:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•
the dividend rate or rates or method of calculating the rates, the dates on which any dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate, whether any dividends will be payable in cash, securities, other property or a combination of the foregoing;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered may be convertible into common stock (including any mandatory conversion provisions);

•	any listing of the preferred stock being offered on any securities exchange;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•
any limitations on the issuance of any series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any limitations on our ability to take certain actions without the consent of a specified number of holders of preferred stock;

•	any anti-dilution provisions; and

•	any additional designations, powers, preferences and the relative, participating, optional or other rights and the qualifications, limitations and restrictions of the series.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares upon the common stock from legally available funds, subject to any preferential rights. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Warrants

We may issue warrants to purchase common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We may issue warrants under one or more warrant agreements to be entered into between the company, and a warrant agent that we would name in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including some or all of the following:
•	the title of the warrants;

•	the offering price and aggregate number of warrants to be offered;

•	the exercise price of the warrants;

•	the number of shares of common stock or other securities that can be purchased upon the exercise of an individual warrant;

•	the dates or periods during which the warrants are exercisable;

•	if applicable, the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

For more information on how you can obtain copies of the applicable warrants, see “Where You Can Find More Information” beginning on page 10.  We urge you to read the applicable warrant and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to use the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third (33.33%) of the aggregate market value of our outstanding, publicly held voting and non-voting common equity in any 12 month period. We may, from time to time, offer and sell the securities registered hereby up to this maximum amount.

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:
•	to or through underwriters or dealers;

•	directly to purchasers, including our affiliates;

•	through agents;

•
through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  We may engage in “at the market” offerings of our common stock.  An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.

We will set forth in a prospectus supplement the terms of the offering of our securities, including some or all of the following:

•	the type and amount of securities we are offering;

•	the purchase price of our securities being offered and the net proceeds we will receive from the sale;

•	the method of distribution of the securities we are offering;

•	the name or names of any agents, underwriters or dealers;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.  Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us.  The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NASDAQ Capital Market.  Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.  We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.  Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Hogan & Hartson LLP, 555 Thirteenth Street, N.W., Washington, D.C. 20004, will pass upon the validity of the securities covered by this prospectus.

EXPERTS

The consolidated financial statements as of December 31, 2007 and 2006 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2007 and for the period from February 28, 2006 (inception) to December 31, 2006, and for the period from February 28, 2006 (inception) to December 31, 2007 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007 and 2006 have been audited by Imowitz Koenig & Co., LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at www.sec.gov  that contains reports, proxy and information statements, and other information regarding issuers of securities, like us, that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet website.  We also maintain a website at  www.newgenerationbiofuels.com , which provides additional information about our company.  The contents of our website or any other website, however, are not a part of this prospectus and is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including certain exhibits and schedules and the information incorporated by reference, contains more information than this prospectus regarding us and our securities. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

New Generation Biofuels Holdings, Inc.
Attn: Cary J. Claiborne
1000 Primera Boulevard, Suite 3130
Lake Mary, FL 32746
(321) 363-5100
Website:  www.newgenerationbiofuels.com

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.  We incorporate by reference each of the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2007 (SEC File Nos. 000-51903 and 001-34022), as amended;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 (SEC File No. 001-34022), as amended if applicable;

•
our Current Reports on Form 8-K filed with the SEC on January 11, 2008, February 25, 2008, March 27, 2008, March 31, 2008, April 22, 2008, May 14, 2008, June 6, 2008, September 18, 2008, October 17, 2008 (amendment to Form 8-K filed on September 18, 2008) and November 17, 2008 (SEC File No. 000-51903 and 001-34022), except for portions of such reports which were deemed to be furnished and not filed; and

•	the description of our capital stock contained in our Registration Statement on Form 8-A filed with the SEC on April 14, 2008 and as amended September 22, 2008 (SEC File No. 001-34022).

            We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities.  These documents may include annual, quarterly and current reports, as well as proxy statements.  Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

NEW GENERATION BIOFUELS HOLDINGS, INC.

1,926,250 Shares of Common Stock
Warrants to Purchase 577,875 Shares of Common Stock

Prospectus Supplement

December 10, 2009